Exhibit 99.1
Wag! Reports Record First Quarter 2024 Results
Achieved Record Quarterly Revenue
Achieved Record Platform Participants
Achieved Positive Operating Cash Flow
Paid Down $5 Million of Debt Principal
SAN FRANCISCO – May 09, 2024 (BUSINESS WIRE) – Wag! Group Co. (the “Company” or “Wag!”; Nasdaq: PET), which strives to be the number one platform to solve the service, product, and wellness needs of the modern U.S. pet household, today announced financial results for the first quarter ended March 31, 2024.
First Quarter 2024 Highlights:
•Revenues increased 13% to $23.2 million, compared to $20.6 million in the first quarter of 2023, a quarterly revenue record – comprised of $5.3 million of Services revenue, $15.8 million of Wellness revenue, and $2.1 million of Pet Food & Treats revenue.
•Net loss was $4.2 million, compared to $3.8 million in the first quarter of 2023, driven by costs associated with $5 million debt principal pay down.
•Adjusted EBITDA improved to $0.2 million, compared to an Adjusted EBITDA loss of $0.4 million in the first quarter of 2023.
•Achieved positive cash flows from operating activities of $0.2 million.
"Q1 marks another record quarter of results for Wag! Group Co. We achieved both record revenues and Platform Participants in the quarter,” said Garrett Smallwood, CEO and Chairman of Wag!.
“We have demonstrated that we can expand into fast-growing categories profitably and meet customers where they need us most,” said Smallwood. “We are thrilled to have recently announced the launch of WeCompare, one of the easiest ways to compare insurance products, starting with auto, and Furscription, beautiful e-prescribing software for veterinarians,” concluded Smallwood.
Recent Business Highlights:
•Achieved record 671,000 Platform Participants in Q1 2024, an increase of 10% from 611,000 in Q1 2023.
•Achieved record revenues driven by strong secular growth across our key verticals, with a specific emphasis on Wellness and the continued strength in pet insurance, wellness plans, and veterinary needs.

•Paid down $5 million of debt balance, which drove net loss higher due to $0.6 million proportional reduction of debt discount and $0.1 million prepayment penalty.
•78% of revenues was B2B (Business-to-Business) revenue, which is defined as revenue that is generated by business partners, including pet insurance companies, pet food companies, pet treat companies, and wholesale distribution partners.
•Announced the launch of Furscription — digital e-prescribing and prescription management SaaS tools for veterinary staff across the U.S., with a robust waitlist of veterinary clinics.
•Announced the launch of WeCompare — a consumer-facing brand focused on transferring our best-in-class digital comparison technology to new verticals, starting with auto insurance.
Guidance
“As a result of our strong first quarter results, we are continuing to focus our investments within marketing, research and development, and proprietary partnerships that will drive growth in 2024 and beyond,” said Alec Davidian, Wag! CFO. “In Q2, we are planning on scaling our new products and services, including Furscription and WeCompare, which we expect to accelerate in the back half of 2024. Accordingly, we are closely monitoring all costs related to our new products and services to ensure we are optimizing for shareholder value creation via free cash flow generation,” concluded Davidian.
For the full year 2024, we reiterate our guidance of:
•Revenue in the range of $105 million to $115 million, consistent with our prior forecast.
•Adjusted EBITDA1 in the range of $2 million to $6 million.
Our financial guidance includes the following outlook:
•We expect holidays to drive incremental overnight vs. daytime service demand, but also expect that severe weather will impact Services demand. Pet adoption during the holidays also positively impacts pet insurance penetration and demand for wellness plans.
•We anticipate that continued growth in the pet industry, driven by factors such as higher rates of pet ownership, pet insurance penetration, and increasing demand for premium pet products and services, will have a positive impact on our full year 2024 results.
•General trends related to state of the economy, interest rates, and consumer confidence. We have factored in potential risks and opportunities related to these macroeconomic factors in order to accurately forecast our financial performance.
•Sales & Marketing efficiency within the Pet category, our ability to manage CPCs and CPMs across key partners and advertising platforms, and our ability to manage search engine results and search engine optimization (SEO) within competitive keywords.
•We recognize that there may be potential risks to our financial performance in 2024, such as disruptions to global supply chains, changes in consumer behavior due to unexpected events such as a delayed or imbalanced return-to-office, digital and performance marketing trends, the potential impact of AI, and our ability to expand through partnerships.
1 Information reconciling forward-looking Adjusted EBITDA and Adjusted EBITDA margin to the comparable GAAP financial measures is unavailable to the company without unreasonable effort, as discussed in our Non-GAAP Financial Measures and Other Operating Metrics section below.

Wag!’s First Quarter Results Conference Call
Wag! will host a conference call and live webcast today, May 09, 2024, at 8:30 a.m. ET to discuss financial results. Investors and analysts interested in participating in the call are invited to dial 888-999-6281 (international callers please dial 1-848-280-6550) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.wag.co.
A recorded replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed online at https://investors.wag.co for 90 days.
Wag! also provides announcements regarding financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (https://investors.wag.co), and/or social media outlets, as a means of disclosing material information and complying with disclosure obligations under Regulation FD. The list of social media channels that Wag! uses may be updated on the investor relations website from time to time. In addition, you may automatically receive email alerts and other information about Wag! when you enroll your email address by visiting the “Email Alerts” section at (https://investors.wag.co/ir-resources/email-alerts).
About Wag! Group Co.
Wag! Group Co. strives to be the number one platform to solve the service, product, and wellness needs for the modern U.S. pet household. Wag! pioneered on-demand dog walking in 2016 with the Wag! app, which offers access to 5-star dog walking, sitting, and one-on-one training from a community of over 500,000 Pet Caregivers nationwide. In addition, Wag! Group Co. operates Petted, the nation’s largest pet insurance comparison marketplace; Dog Food Advisor, one of the most visited and trusted pet food review platforms; WoofWoofTV, a multi-media company bringing delightful pet content to over 18 million followers across social media; maxbone, a digital platform for modern pet essentials; and Furmacy, software to simplify pet prescriptions. For more information, visit Wag.co.
Non-GAAP Financial Measures and Other Operating Metrics
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for interest expense, net; income taxes; depreciation and amortization; and share-based compensation, as well as other items to be consistent with definitions typically used by lenders, including transaction costs. Additionally, we exclude the impact of certain non-recurring items which are not indicative of our operating performance as well as other transaction-specific costs that do not represent an ongoing operating expense of the business, including but not limited to, integration and transaction costs associated with acquired businesses and severance costs. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenues. Adjusted EBITDA and Adjusted EBITDA margin provide a basis for comparison of our business operations between current, past, and future periods by excluding items from net income (loss) that we do not believe are indicative of our core operating performance.
Platform Participant is defined as a Pet Parent or Pet Caregiver who transacted on the Wag! platform for a service in the quarter. Services include dog walking, sitting, boarding, drop-ins, training, premium telehealth services, wellness plans, and pet insurance plan comparison.

Information reconciling forward-looking Adjusted EBITDA and Adjusted EBITDA margin to GAAP financial measures is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Adjusted EBITDA and Adjusted EBITDA margin to GAAP financial measures because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The Company provides a range for its Adjusted EBITDA and Adjusted EBITDA margin forecast that it believes will be achieved, however it cannot accurately predict all the components of the Adjusted EBITDA and Adjusted EBITDA margin calculation. The Company provides an Adjusted EBITDA and an Adjusted EBITDA margin forecast because it believes that Adjusted EBITDA and Adjusted EBITDA margin, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA and Adjusted EBITDA margin are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss), net income (loss) margin, or cash flow from operating activities as an indicator of operating performance or liquidity.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its pet service offerings and achieve scale; ability to attract and retain personnel; market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for the future. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: management’s financial outlook for the future; market adoption of the Company’s pet service offerings and solutions; failure to realize the financial benefits of acquisitions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Contacts Media:
Wag!: Media@wagwalking.com
Investor Relations:
Wag!: IR@wagwalking.com
Gateway for Wag!: PET@gateway-grp.com

Wag! Group Co.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31, 2024	December 31, 2023
	(in thousands, except par value amounts)
ASSETS
Current assets:
Cash and cash equivalents	$12,603	$18,323
Accounts receivable, net	11,104	10,023
Prepaid expenses and other current assets	2,510	3,428
Total current assets	26,217	31,774
Property and equipment, net	622	347
Operating lease right-of-use assets	970	1,045
Intangible assets, net	8,280	8,828
Goodwill	4,646	4,646
Other assets	52	57
Total assets	$40,787	$46,697
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$12,375	$9,919
Accrued expenses and other current liabilities	2,953	4,015
Deferred revenue	1,742	1,781
Deferred purchase consideration – current portion	368	547
Operating lease liabilities – current portion	390	386
Notes payable – current portion	1,913	1,751
Total current liabilities	19,741	18,399
Operating lease liabilities – non-current portion	731	816
Notes payable – non-current portion, net of debt discount and warrant allocation of $3,280 and $4,563 as of March 31, 2024 and December 31, 2023, respectively	21,428	25,664
Other non-current liabilities	125	172
Total liabilities	42,025	45,051
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock	4	4
Additional paid-in capital	164,733	163,376
Accumulated deficit	(165,975)	(161,734)
Total stockholders’ equity (deficit)	(1,238)	1,646
Total liabilities and stockholders’ equity (deficit)	$40,787	$46,697

Wag! Group Co.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
	(in thousands, except per share amounts)
Revenues	$23,219	$20,623
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,570	1,026
Platform operations and support	2,960	3,170
Sales and marketing	15,655	13,275
General and administrative	4,239	4,984
Depreciation and amortization	578	381
Total costs and expenses	25,002	22,836
Interest expense	1,885	1,874
Interest income	(152)	(244)
Loss on extinguishment of debt	726	—
Other income, net	—	(56)
Loss before income taxes	(4,242)	(3,787)
Income taxes	(1)	—
Net loss	$(4,241)	$(3,787)
Loss per share, basic and diluted	$(0.11)	$(0.10)
Weighted-average common shares outstanding used in computing loss per share, basic and diluted	40,077	37,065

Wag! Group Co.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
	(in thousands)
Cash flow from operating activities:
Net loss	$(4,241)	$(3,787)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	1,296	1,342
Non-cash interest expense	665	685
Depreciation and amortization	578	381
Reduction in carrying amount of operating lease right-of-use assets	75	83
Loss on extinguishment of debt	726	—
Changes in operating assets and liabilities, net of effect of acquired business:
Accounts receivable	(1,081)	(2,351)
Prepaid expenses and other current assets	918	537
Operating lease liabilities	(81)	(78)
Other assets	5	(5)
Accounts payable	2,456	(459)
Accrued expenses and other current liabilities	(1,062)	(250)
Deferred revenue	(39)	322
Other non-current liabilities	(47)	—
Net cash provided by (used in) operating activities	168	(3,580)
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(9,000)
Cash paid for equity method investment	—	(1,470)
Purchase of property and equipment	(305)	(16)
Net cash used in investing activities	(305)	(10,486)
Cash flows from financing activities:
Repayment of debt	(5,357)	(277)
Debt prepayment penalty	(100)	—
Proceeds from exercises of stock options	61	54
Other	(187)	(175)
Net cash used in financing activities	(5,583)	(398)
Net change in cash and cash equivalents	(5,720)	(14,464)
Cash and cash equivalents, beginning of period	18,323	38,966
Cash and cash equivalents, end of period	$12,603	$24,502

Wag! Group Co.
Adjusted EBITDA (Loss) Reconciliation
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
	(in thousands, except percentages)
Net loss	$(4,241)	$(3,787)
Interest expense, net	1,733	1,630
Income taxes	(1)	—
Depreciation and amortization	578	381
Stock-based compensation	1,296	1,342
Integration and transaction costs associated with acquired business	—	37
Severance costs	77	—
Loss on extinguishment of debt	726	—
Adjusted EBITDA (loss)	$168	$(397)
Revenues	$23,219	$20,623
Adjusted EBITDA (loss) margin	0.7%	(1.9)%

Wag! Group Co.
Key Operating and Financial Metrics
(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
	(in thousands, except percentages)
Platform Participants (as of period end)	671	611
Revenues	$23,219	$20,623
Net loss	$(4,241)	$(3,787)
Net loss margin	(18.3)%	(18.4)%
Net cash provided by (used in) operating activities	$168	$(3,580)
Adjusted EBITDA (loss)	$168	$(397)
Adjusted EBITDA (loss) margin	0.7%	(1.9)%